Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Fourth Quarter and Full Year 2020
New Collaboration with Merck Will Evaluate SRF388, Targeting IL-27, in Combination with KEYTRUDA® (pembrolizumab) in Patients with Solid Tumors
CAMBRIDGE, Mass., March 9, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation therapies that target the tumor microenvironment, today reported financial results and corporate highlights for the fourth quarter and full year 2020, as well as anticipated 2021 corporate milestones.
“The fourth quarter of 2020 was transformational for Surface. During this quarter, we provided encouraging clinical data from our lead candidates and validated our preclinical discovery capabilities with a second major outlicense agreement that provided the company with substantial financial flexibility for several years,” said Rob Ross, M.D., incoming chief executive officer. “Today, we are also announcing another clinical trial collaboration further enabling rapid assessment of our lead product candidates (in this case SRF388) in combination with pembrolizumab, focusing on patients with liver and kidney cancers. As we look forward into 2021, we are targeting ASCO in June to share additional clinical data on SRF617 and SRF388, and we will work with our partner, GSK, to advance SRF813 into the clinic.”
Recent Corporate Highlights:
•On March 9, 2021, Surface announced a clinical trial collaboration with Merck to evaluate the safety and efficacy of combining Surface’s SRF388, an investigational antibody therapy targeting IL-27, with Merck’s KEYTRUDA® (pembrolizumab), the first anti-PD-1 therapy approved in the United States. This combination will be studied as a component of the first-in-human Phase 1 study of SRF388 and will be evaluated in patients with solid tumors, with a focus on patients with liver cancer and kidney cancer.
•In December, Surface announced an agreement for GlaxoSmithKline (GSK) to exclusively license worldwide development and commercial rights to Surface Oncology’s preclinical program SRF813, a fully human IgG1 antibody targeting PVRIG (also known as CD112R), an inhibitory protein expressed on natural killer cells (NK cells) and T cells. Under the terms of the agreement, GSK made an $85 million upfront payment in December 2020. In addition, Surface Oncology may receive up to an additional $730 million in future milestone payments, as well as be eligible to receive tiered royalties on global net sales.
•In November, Surface announced that both of its lead clinical programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27), have achieved predefined criteria for advancement into combination and expansion stages of the ongoing Phase 1 trials. These criteria include acceptable safety profiles at biologically relevant doses, as well as demonstration of target engagement and meaningful pharmacodynamic activity in the ongoing Phase 1 trials.

•Effective April 1, 2021, Robert Ross, M.D., who has served as chief medical officer at Surface Oncology since 2016, will become the company’s president and chief executive officer and will also be appointed to the board of directors. Rob will succeed current CEO Jeff Goater, who will assume the role of chairman of the Surface Oncology board of directors.
Selected Anticipated Near-term Corporate Milestones:
•Preclinical data presentations for SRF617 and SRF388 at the American Association for Cancer Research (AACR) Virtual Annual Meeting in April.
•Targeting the American Society of Clinical Oncology (ASCO) Virtual Annual Meeting in June for detailed clinical data presentations for SRF617 and SRF388.
•Investigational new drug (IND) filing for SRF813 anticipated in 2021.
Financial Results:
As of December 31, 2020, cash, cash equivalents and marketable securities were $175.1 million, compared to $105.2 million on December 31, 2019.
Revenue recognized in the fourth quarter ended December 31, 2020 was $87.6 million, compared to revenue of less than $1.0 million for the same period in 2019. The increase was a result of the $85 million upfront payment received in the fourth quarter 2020 from GSK. Revenue recognized in the full year ended December 31, 2020 was $126.2 million, compared to $15.4 million for the same period in 2019. The increase was a result of the $85 million upfront payment received in the fourth quarter 2020 from GSK, as well as the expiration of the final Novartis option purchase period in January 2020 and the corresponding recognition of the remaining deferred revenue under the agreement.
Research and development (R&D) expenses were $10.7 million for the fourth quarter ended December 31, 2020, compared to $11.7 million for the same period in 2019. R&D expenses were $41.0 million for the full year ended December 31, 2020, compared to $52.1 million for the same period in 2019. This decrease was primarily driven by a reduction in expenses associated with contract manufacturing and other IND-enabling activities, as a result of the SRF617 and SRF388 IND filings in 2019, offset by an increase in spend on the SRF617 and SRF388 Phase 1 clinical trials, which began in 2020. R&D expenses included $2.8 million in stock-based compensation expense for the full year ended December 31, 2020.
General and administrative (G&A) expenses were $8.9 million for the fourth quarter ended December 31, 2020, compared to $5.1 million for the same period in 2019. G&A expenses were $23.6 million for the full year ended December 31, 2020, compared to $20.6 million for the same period in 2019. This increase was primarily due to increased consulting costs related to the GSK Agreement, as well as increased stock based compensation expense and bonus achieved in 2020. G&A expenses included $4.9 million in stock-based compensation expense for the full year ended December 31, 2020.
For the fourth quarter ended December 31, 2020, net income was $67.3 million, or basic net income per share attributable to common stockholders of $1.66, and diluted net income per share attributable to common stockholders of $1.56. Net loss was $16.0 million for the same period in 2019, or basic and diluted net loss per share attributable to common stockholders of $0.57. For the full year ended December 31, 2020 net income was $59.3 million, or basic net income per share attributable to common stockholders of $1.67, and diluted net income per share attributable to common stockholders of $1.57. Net loss was $54.8 million for the same period in 2019, or basic and diluted net loss per share attributable to common stockholders of $1.97.

Financial Outlook:
Based upon our current operating plan, Surface continues to project cash runway sufficient through 2023.
About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.
Cautionary Note Regarding Forward-Looking Statements:
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388 and SRF617 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2020, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:
Investors
Matt Lane
matt@gilmartinir.com
617-901-7698
Media
Gina Nugent
gina@tenbridgecommunications.com
617-460-3579

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
Statement of Operations Items	2020	2019	2020	2019
Collaboration revenue - related party	$—	$439	$38,592	$15,360
License revenue	87,570	—	87,570	—
Total revenue	87,570	439	126,162	15,360
Operating expenses:
Research and development	10,728	11,657	41,018	52,118
General and administrative	8,872	5,114	23,558	20,608
Total operating expenses	19,600	16,771	64,576	72,726
Income (loss) from operations	67,970	(16,332)	61,586	(57,366)
Interest and other income (expense), net	(622)	378	(2,249)	2,577
Net income (loss)	$67,348	$(15,954)	$59,337	$(54,789)
Net income (loss) per share attributable to common stockholders—basic	$1.66	$(0.57)	$1.67	$(1.97)
Weighted average common shares outstanding—basic	40,674,996	27,885,539	35,545,121	27,854,912
Net income (loss) per share attributable to common stockholders—diluted	$1.56	$(0.57)	$1.57	$(1.97)
Weighted average common shares outstanding—diluted	43,271,667	27,885,539	38,141,793	27,854,912

Selected Balance Sheet Items:	December 31, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$175,141	$105,161
Total assets	217,138	131,693
Accounts payable and accrued expenses	12,122	11,396
Deferred revenue – related party	—	38,592
Total stockholders’ equity	155,747	56,666